                                                                      EXHIBIT 11

                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)

                                                                           YEAR ENDED DECEMBER 31,
                                                                1996               1995               1994
                                                            -----------        -----------        -----------
Primary earnings per share

     Earnings (loss) from continuing operations             $     2,169        ($      797)       $     1,083
     Deduct dividend requirements:
         Preferred stock                                            (30)               (30)               (30)
         Convertible preference stock                            (1,506)            (1,506)            (1,506)
                                                            -----------        -----------        -----------
     Net earnings (loss) from continuing operations                 633             (2,333)              (453)

     Net earnings (loss) from discontinued operations               134            (11,252)            (4,766)
                                                            -----------        -----------        -----------

     Net earnings (loss) applicable to common stock         $       767        ($   13,585)       ($    5,219)
                                                            ===========        ===========        ===========

     Weighted average number of common
         shares outstanding (1)                               4,130,224          4,104,965          3,992,251
     Assuming exercise of options reduced by
         the number of shares which could have
         been purchased with the proceeds from
         exercise of such options (3)                            16,664                  0                  0
                                                            -----------        -----------        -----------

     Weighted average number of common
         shares outstanding as adjusted                       4,146,888          4,104,965          3,992,251
                                                            ===========        ===========        ===========

     Primary earnings (loss) per common share:
         Continuing operations                                     0.15              (0.57)             (0.11)
         Discontinued operations                                   0.03              (2.74)             (1.20)

                                                            -----------        -----------        -----------
         Applicable to common stock                         $      0.18        ($     3.31)       ($     1.31)
                                                            ===========        ===========        ===========


(1)      See Note 1 of Notes to Consolidated Financial Statements.

(3) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.

                                                                      EXHIBIT 11

                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)

                                                                           YEAR ENDED DECEMBER 31,
                                                               1996               1995               1994
                                                            -----------        -----------        -----------


Fully diluted earnings per share (2)

     Earnings (loss) from continuing operations             $     2,169        ($      797)       $     1,083
     Deduct dividend requirements of
         preferred stock                                            (30)               (30)               (30)
                                                            -----------        -----------        -----------
     Net earnings (loss) from continuing operations               2,139               (827)             1,053

     Net earnings (loss) from discontinued operations               134            (11,252)            (4,766)
                                                            -----------        -----------        -----------

     Net earnings (loss) applicable to common stock         $     2,273        ($   12,079)       ($    3,713)
                                                            ===========        ===========        ===========

     Weighted average number of common
         shares outstanding (1)                               4,130,224          4,104,965          3,992,251
     Assuming exercise of options reduced by
         the number of shares which could have
         been purchased with the proceeds from
         exercise of such options                                18,023                  0                  0
     Assuming conversion of convertible
         preference stock                                       731,955            731,955            731,955
                                                            -----------        -----------        -----------

     Weighted average number of common
         shares outstanding as adjusted                       4,880,202          4,836,920          4,724,206
                                                            ===========        ===========        ===========

     Fully diluted earnings (loss) per common share:
         Continuing operations                              $      0.44        ($     0.17)       $      0.22
         Discontinued operations                                   0.03              (2.33)             (1.01)

                                                            -----------        -----------        -----------
         Applicable to common stock                         $      0.47        ($     2.50)       ($     0.79)
                                                            ===========        ===========        ===========


(1)      See Note 1 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.